Exhibit 99.1

PRESS RELEASE

Company Contacts:	Investor Contact:
Jennifer Crane	Mark Hood
Crossroads Systems	Crossroads Systems
ir@crossroads.com	ir@crossroads.com
512.928.6897	512.928.7330

Press Contact:
Matthew Zintel
Zintel Public Relations
matthew.zintel@zintelpr.com
281.444.1590

FOR IMMEDIATE RELEASE

Crossroads Systems Announces Completion of Rights Offering

AUSTIN, Texas, August 3, 2015 – Crossroads Systems, Inc. (NASDAQ:CRDS) today announced the completion of the previously disclosed rights offering, which expired at 5 p.m. Eastern Time on July 28, 2015.

The Company received subscriptions and oversubscriptions for a total of 4,479,998 shares, representing approximately 39.8% of the 11,263,184 shares offered, prior to the application of the NOL Protection Mechanics described in the prospectus. After application of the NOL Protection Mechanics, a total of 3,933,879 shares were accepted, representing approximately 34.9% of the shares offered, for aggregate gross proceeds of $4,917,349. The subscriptions accepted include purchases by Lone Star Value Investors GP, LLC, the general partner of Lone Star Value Investors, LP, of which Jeffrey E. Eberwein, our Chairman of the Board, is the sole manager, and its respective affiliates, for a total of 1,537,907 shares.

The Company reviewed and accepted subscriptions and oversubscriptions subject to the satisfaction of the guaranteed delivery provisions and the NOL protection mechanics described in the prospectus. The Company expects American Stock Transfer & Trust Company, LLC, the subscription agent, to begin distributing the shares, the refund checks for any unfulfilled oversubscriptions, and the sale proceeds this week.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of any securities referred to in this press release in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. A registration statement relating to the newly subscribed shares was declared effective by the Securities and Exchange Commission on July 1, 2015. The rights offering was made only by means of a prospectus filed by the Company with the Securities and Exchange Commission on July 7, 2015.

About Crossroads Systems

Crossroads Systems, Inc. (NASDAQ:CRDS) is a global provider of data storage solutions. Through the innovative use of new technologies, Crossroads delivers customer-driven solutions that enable proactive data security, advanced data archiving, optimized performance and significant cost-savings. Founded in 1996 and headquartered in Austin, TX, Crossroads has been awarded more than 100 patents and has been honored with numerous industry awards for data archiving, storage and protection. Visit www.crossroads.com.

Important Cautions Regarding Forward-Looking Statements

This press release includes forward-looking statements that relate to the business and expected future events or future performance of Crossroads Systems, Inc., including statements relating to the proposed rights offering, and involve known and unknown risks, uncertainties and other factors that may cause its actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, "believe," "expect," "anticipate," "estimate," "intend," "plan," "targets," "likely," "will," "would," "could," and similar expressions or phrases identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about Crossroads Systems' ability to implement its business strategy, including the transition from a hardware storage company to a software solutions and services provider, its ability to expand its distribution channels, its ability to maintain or broaden relationships with existing distribution channels and strategic alliances and develop new industry relationships, the performance of third parties in its distribution channels and of its strategic alliances, the potential market for our data storage products, changes in the fair value of its derivative instruments and its ability to achieve or maintain profitability. The future performance of Crossroads Systems may be adversely affected by the following risks and uncertainties: completion of the proposed rights offering, uncertainties relating to product development and commercialization, uncertain market acceptance of Crossroads Systems products, including StrongBox, intense competition in the data protection and storage markets, variations in quarterly results and a consequence of unpredictable sales cycles and other factors, the ability to obtain, maintain or protect patent and other proprietary intellectual property rights, developments in litigation to which we may be a party, technological change in the industry, future capital requirements, regulatory actions or delays and other factors that may cause actual results to be materially different from those described or anticipated by these forward-looking statements. For a more detailed discussion of these factors and risks, investors should review Crossroads Systems' prospectus included as part of the Registration Statement on Form S-1 filed by Crossroads Systems in connection with this offering and in its periodic reports filed with the Securities and Exchange Commission, which can be accessed through the SEC's website or by clicking "SEC Filings" on the company's Investor Relations website at http://investors.crossroads.com. Forward-looking statements in this press release are based on management's beliefs and opinions at the time the statements are made. Crossroads Systems undertakes no duty to update this information to reflect future events, information or circumstances.

©2015 Crossroads Systems, Inc., Crossroads and Crossroads Systems are registered trademarks of Crossroads Systems, Inc. All trademarks are the property of their respective owners. All specifications are subject to change without notice.

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